November 1, 2023

First Trust Exchange-Traded Fund VIII

120 East Liberty Drive, Suite 400

Wheaton, Illinois 60187

Re: FT Energy Income Partners Enhanced Income ETF

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to FT Energy Income Partners Enhanced Income ETF (the “Acquiring Fund”), a series of First Trust Exchange-Traded Fund VIII, Massachusetts business trust (the “Acquiring Trust”), in connection with the pre-effective amendment to the Acquiring Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 1, 2023 (the “Registration Statement”), with respect to the Acquiring Fund’s shares of beneficial interest, $.01 par value per share (the “Acquiring Fund Shares”), to be issued in exchange for the common shares of beneficial interest of First Trust Energy Income and Growth Fund (“FEN”), First Trust MLP and Energy Income Fund (“FEI”), First Trust New Opportunities MLP & Energy Fund (“FPL”), and First Trust Energy Infrastructure Fund (“FIF”), each, a Massachusetts business trust (each of FEN, FEI, FPL and FIF, a “Target Fund,” and collectively, the “Target Funds”), in connection with the merger of:

(a) FEN with and into FEN Merger Sub LLC, a Massachusetts limited liability company and a wholly-owned subsidiary of the Acquiring Fund (the “FEN Merger Sub”) pursuant to an Agreement and Plan of Merger (the “FEN Merger Agreement”) as described in the Registration Statement (the “FEN Merger”);

(b) FEI with and into FEI Merger Sub LLC, a Massachusetts limited liability company and a wholly-owned subsidiary of the Acquiring Fund (the “FEI Merger Sub”) pursuant to an Agreement and Plan of Merger (the “FEI Merger Agreement”) as described in the Registration Statement (the “FEI Merger”);

(c) FPL with and into FPL Merger Sub LLC, a Massachusetts limited liability company and a wholly-owned subsidiary of the Acquiring Fund (the “FPL Merger Sub”) pursuant to an Agreement and Plan of Merger (the “FPL Merger Agreement”) as described in the Registration Statement (the “FPL Merger”); and

Morgan, Lewis & Bockius llp
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First Trust Exchange-Traded Fund VIII

November 1, 2023

(d) FIF with and into FIF Merger Sub LLC, a Massachusetts limited liability company and a wholly-owned subsidiary of the Acquiring Fund (the “FIF Merger Sub,” such FEN Merger Sub, FEI Merger Sub, FPL Merger Sub, and FIF Merger Sub, each, a “Merger Sub” and collectively, the “Merger Subs”) pursuant to an Agreement and Plan (the “FIF Merger Agreement,” such FEN Merger Agreement, FEI Merger Agreement, FPL Merger Agreement and FIF Merger Agreement, each, a “Merger Agreement”, and collectively, the “Merger Agreements”) as described in the Registration Statement (the “FIF Merger,” such FEN Merger, FEI Merger, FPL Merger and FIF Merger, each a “Merger,” and collectively, the “Mergers”).

You have requested that we deliver this opinion to you in connection with the Acquiring Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)        a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Trust;

(b)       a copy of the Acquiring Trust’s Amended and Restated Declaration of Trust, as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 16, 2017 (the "Declaration");

(c)       a copy, as filed with the office of the Secretary of the Commonwealth of Massachusetts on October 27, 2023, of the Acquiring Trust's Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest, effective as of October 26, 2023 (the "Designation");

(d)       a certificate executed by the Secretary of the Acquiring Trust, certifying as to the Declaration, the Acquiring Trust’s By-Laws as currently in effect (the “By-Laws”), certain resolutions adopted by the Acquiring Trust’s Board of Trustees at a meeting held on October 23, 2023. approving the Mergers and the issuance of the Acquiring Fund Shares (the “Resolutions”) and to certain other matters;

(e)        a printer's proof of the Registration Statement received on October 31, 2023; and

(f)        a copy of the form of the Merger Agreements providing for (a) the merger of the applicable Target Fund with and into the applicable Merger Sub pursuant to which the Target Fund’s common shares of beneficial interest will be converted into Acquiring Fund Shares and (b) the dissolution, liquidation and termination of the Merger Sub, as included as Exhibit A to the Joint Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (e) above.

First Trust Exchange-Traded Fund VIII

November 1, 2023

In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that, with respect to each completed Merger, (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (e) above; (ii) the number of Acquiring Fund Shares to be issued will not exceed the amount of such Shares needed to consummate the Merger; (iii) the Acquiring Fund and the Target Fund participating in a Merger will have taken all actions necessary under its charter and Massachusetts law to authorize the Merger, including the vote of its shareholders as set forth in the Registration Statement; (iv) the applicable Merger Sub will have taken all actions necessary under its Certificate of Organization, Limited Liability Company Agreement and Massachusetts law to authorize the execution and delivery of the applicable Merger Agreement; (v) the applicable Merger Agreement will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (f) above; (vi) the Target Fund participating in a Merger and the applicable Merger Sub will have made any filings required under applicable state law in connection with its Merger; (vii) any other conditions, consents or approvals required for a completed Merger will have been met or received; (viii) the Declaration, the By-Laws, the Resolutions, and the applicable Merger Agreement will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares; and (ix) there will not have been any changes in applicable law or any other facts or circumstances relating to the Merger as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Trust’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

First Trust Exchange-Traded Fund VIII

November 1, 2023

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Merger Agreements, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

MORGAN, LEWIS & BOCKIUS LLP